UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 1, 2013

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17750 S.E. 6th Way

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on May 2, 2013, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) approved equity compensation awards to certain of the Company’s executive officers. The awards consist of options to purchase shares of the Company’s common stock and performance stock unit awards, both granted under the Company’s 2005 Long Term Incentive Plan. The options vest in three equal annual installments, beginning on May 2, 2014. The options expire on May 2, 2020. The performance unit awards vest based on achievement of goals established for growth in pre-tax income and return on assets over a three-year performance period. The number of shares vested under the performance unit awards following conclusion of the performance period will be determined based on the level at which the goals are achieved. The number of shares vesting can range from 60% of the performance unit awards if minimum thresholds are achieved to a maximum of 150%.

Officer	Title	Stock Options	Performance Unit Awards
Bruce M. Cazenave	Chief Executive Officer	18,000	11,500
Willam B. McMahon	Chief Operating Officer	6,000	4,450
Linda M. Pearce	Chief Financial Officer	6,000	4,300
Wayne M. Bolio	SVP, Law & Human Resources, General Counsel	3,600	2,400
Robert O. Murdock	VP, General Manager Direct	3,000	1,850

Additionally, the Company established award eligibility and fixed annual performance targets for the above-named officers under the Company’s short-term incentive program. The Company’s short-term incentive program focuses on achievement of certain annual goals for pre-tax operating income and net working capital, as well as personal and strategic performance goals established for the performance period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of the financial, personal and strategic performance goals established for the annual plan period. Achievement below 100% of goal on a combined basis results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award. The Company must achieve a minimum of 30% of its operating income and 85% of its net working capital goals for any payout to be available with a maximum award of 150% of target if the goals are exceeded. For 2013, Messrs. Cazenave and McMahon are eligible for short-term incentive compensation equal to 100% and 75% of their base salaries, respectively. Mr. Bolio, Mr. Murdock and Ms. Pearce are each eligible for 2013 short-term compensation equal to 50% of their base salaries.

Item 5.07	Matters Submitted to a Vote of Security Holders

On May 1, 2013, the Company held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected Ronald P. Badie, Bruce M. Cazenave, Richard A. Horn, M. Carl Johnson, III, Anne G. Saunders and Marvin G. Siegert to the Company’s Board of Directors, each to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the year ending December 31, 2013, (iii) adopted a non-binding advisory resolution approving the Company’s executive compensation, and (iv) held an advisory vote relating to the frequency of future shareholder votes on executive compensation.

The following is a summary of the voting results for each matter submitted to the shareholders:

(1)	Proposal to Elect a Board of Directors consisting of six members:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ronald P. Badie	16,189,862	379,874	9,822,843
Bruce M. Cazenave	16,191,803	377,933	9,822,843
Richard A. Horn	16,192,382	377,354	9,822,843
M. Carl Johnson, III	16,192,292	377,444	9,822,843
Anne G. Saunders	16,194,924	374,812	9,822,843
Marvin G. Siegert	16,192,703	377,033	9,822,843

(2)	Proposal to ratify the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm:

For	Against	Abstain	Non-Votes
26,105,716	161,166	125,697	0

(3)	Proposal to adopt a non-binding advisory resolution approving the Company’s executive compensation:

For	Against	Abstain	Non-Votes
16,160,110	225,980	183,646	9,822,843

(4)	Proposal to recommend, on an advisory basis, that future advisory votes to approve executive compensation be held every:

1 Year	2 Years	3 Years	Abstain	Non-Votes
15,396,130	31,147	976,362	166,097	9,822,843

Consistent with its policy of adopting any recommendation of the shareholders regarding the frequency of advisory votes on executive compensation which receives the vote of a majority of the Company’s shareholders voting on the proposal, the Company has determined to hold future advisory votes on executive compensation annually.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

May 8, 2013	By:	/s/ Wayne M. Bolio
(Date)		Wayne M. Bolio
Senior Vice President, Law and General Counsel

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